                                                                  Exhibit 10.92

                            THE OLD HILL COMPANY LLC


As of December 2, 1998


Mr. Francis D. John
Chairman of the Board,
 President and Chief Executive Officer
Key Energy Group, Inc.
Two Tower Center 20th Floor
East Brunswick, NJ  08816

Dear Mr. John:

This letter, when properly executed, will constitute a consulting agreement (the "Agreement") between The Old Hill Company LLC ("Old Hill") and Key Energy Group, Inc. ("Key") upon the terms and conditions set forth herein.

Old Hill shall provide to Key, for a period of up to one year from the date hereof, financial advisory services pertaining to a recapitalization of Key by means of an equity offering (the "Equity Project").

In consideration of these services, Key agrees to pay to Old Hill an engagement fee of $125,000 plus a performance fee of $1,000 for each day worked on the Equity Project.

A total of $136,000 shall be payable on or before December 31, 1998, with $11,000 attributable to time already spent by Old Hill on the Equity Project.

Key agrees to indemnify Old Hill as set forth in Schedule 1 attached hereto.

This agreement sets forth the entire understanding of the parties relating to the subject matter herein and supersedes and cancels any prior communications, understandings and agreements between the parties. This agreement may not be amended or modified except in writing signed by each of the parties.

This agreement shall be governed and construed in accordance with the laws of the State of New Jersey.

This Agreement shall terminate on the earlier to occur of (i) December 1, 1999 and (ii) Key's consummation of an equity offering.

Engagement Letter
Key Energy Group, Inc.
December 2, 1998
Page 2


If foregoing terms and provisions are agreeable to you, please sign and return one enclosed copy of this Agreement to Old Hill and keep the other for your records.

Very truly yours,

The Old Hill Company LLC


By: \s\ KEVIN P. COLLINS
    ---------------------------
    Kevin P. Collins
    Managing Member

Enclosure: Schedule 1 - Indemnification Agreement


The forgoing has been read, understood and approved, and the undersigned agrees to retain The Old Hill Company LLC upon the foregoing terms.

KEY ENERGY SERVICES, INC.


By: \s\ FRANCIS D. JOHN
    ---------------------------
    Name: Francis D. John
    Title: President

Engagement Letter
Key Energy Group, Inc.
December 2, 1998
Page 3


                                   SCHEDULE 1
                            INDEMNIFICATION AGREEMENT

Key agrees to indemnify and hold harmless Old Hill, its principals, members, employees and its affiliates (each an "Indemnified Party") from and against any claims, liabilities, losses or damages for civil or governmental proceedings or actions, including shareholder actions in respect thereof related to or arising out of Key's engagement of Old Hill in connection with the Equity Project (the "Engagement") or Old Hill's role in connection therewith, and will reimburse Old Hill and any other Indemnified Party for all reasonable costs and expenses, including counsel fees, as they are incurred in connection with investigating, preparing for, or defending any such action or claim, whether or not in connection with pending or threatened litigation in which an Indemnified Party is a party; provided, however, that Key will not be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from Old Hill's bad faith or gross negligence. Key also agrees that neither Old Hill nor any other Indemnified Party shall have any liability to Key for or in connection with the Engagement except for any such liability for claims, liabilities, losses, damages or expenses incurred by Key that result primarily from Old Hill's bad faith or gross negligence. This indemnification agreement shall be in addition to any rights that Old Hill or any other Indemnified Party may have at a common law or otherwise, including, but not limited to, any right to contribution, and shall remain in full force and effect following the completion or any termination of the Engagement. Key hereby consents to personal jurisdiction and to service and venue in any court in which any claim, which is subject to this indemnification agreement, is properly brought against Old Hill or any other Indemnified Party.

This Indemnification shall include, without limitation, any liability related to or resulting from any information provided by Key that is determined to constitute a material misrepresentation, or a omission of a material fact, regardless of whether Old Hill knew or should have known of such inaccuracy.

It is understood that in connection with the Engagement, Old Hill may also be engaged to act for Key in one or more additional capacities, and that the terms of the Engagement or any such additional engagements may be embodied in one or more separate written agreements. This indemnification shall apply to the Engagement, any such additional engagement(s) and any modification of said engagement or such additional engagement(s).